SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

AMERITRADE HOLDING CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1) Title of each class of securities to which transaction applies: Common Stock

2) Aggregate number of securities to which transaction applies:

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Filed by Ameritrade Holding Corporation
Pursuant to Rule 14a-12 under the
Securities Exchange Act of 1934
Subject Company: Ameritrade Holding Corporation
Commission File No.: 000-49992

This filing consists of an email sent by Ameritrade Holding Corporation to its associates and a presentation made to its associates on September 27, 2005.

Associates:
As a follow-up to this afternoon’s Associate Assembly, I’m pleased to provide the details of our planned adjustment to employee stock options as it relates to the special $6 cash dividend.
Ultimately, as a result of the adjustments, holders of employee stock options will benefit from a lower strike price and an increased number of options in conjunction with the dividend payment. Calculations along with additional information regarding how your employee stock options will be adjusted to preserve their pre-dividend economic value has been posted under the Ameritrade-TD Waterhouse USA Information Center on Athena.
Although the vesting schedule associated with each individual option grant will remain the same, you’ll notice the changes necessary for the dividend adjustment will be reflected on Employee Self Service on Athena soon after the ex-dividend date (the first trading day after the payment of the dividend). All other terms and conditions associated with each individual option grant will remain the same.
Again, whether you choose to exercise any unexercised options before or after the dividend adjustment will be up to you. HR is planning educational workshops with Waddell & Reed to assist in answering questions you may have regarding these adjustments. Stay tuned for more information.
I hope you find this information useful. Please continue to use the Zoomerang comment form for any questions related to the TD Waterhouse acquisition.
Thanks,
Ameritrade Confidential. Please remember that everything we disclose is proprietary to Ameritrade and must not be communicated outside of the company.
Additional Information and Where to Find It
In connection with the proposed transaction, Ameritrade filed a preliminary proxy statement concerning the transaction with the Securities and Exchange Commission (“SEC”) on September 12, 2005. Ameritrade will also file a definitive proxy statement and relevant documents with the SEC in connection with the proposed transaction. SECURITY HOLDERS OF AMERITRADE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the definitive proxy statement and other documents when they become available by contacting Investor Relations at www.amtd.com, or by mail at Ameritrade Investor

Relations, 4211 S. 102 Street, Omaha, NE 68127, or by Telephone: 800-237-8692. In addition, documents filed with the SEC by Ameritrade are available free of charge at the SEC’s web site at www.sec.gov.
Ameritrade Holding Corporation, The Toronto-Dominion Bank, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Ameritrade in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction is included in the preliminary proxy statement of Ameritrade described above. This document is available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Ameritrade as described above. Information regarding The Toronto-Dominion Bank’s directors and executive officers is available in its Annual Report on Form 40-F for the year ended October 31, 2004, which was filed with the SEC on December 13, 2004, and in its notice of annual meeting and proxy circular for its 2005 annual meeting, which was filed with the SEC on February 17, 2005. These documents are available free of charge at the SEC’s web site at www.sec.gov.

Options Adjustment Calculations September 27, 2005

Example: 100 Options Per Share Market Price of AMTD: $21 Per Share Strike Price of Options: $10 Intrinsic Value of 100 Options: $21 - $10 = $1,100 After Payment of Special Dividend: Assume Market Price of AMTD declines to $15 Value of 100 Options: $15 - $10 = $5 x 100 shares = $500 Without Adjustment Lost Value of 100 Options Would be $600 ($1,100 - $500) Value of Employee Stock Options To Maintain Pre-Dividend Economic Value of Options, Need to Make Adjustment to: Strike Price of Options - - Decrease Number of Options - - Increase For illustrative purposes only

Step #1 The first calculation will adjust the strike (exercise) price. The result will be a lower strike price. Calculations Using Formula *Represents example of closing price on dividend payment date For illustrative purposes only

Step #2 The second calculation will adjust the number of outstanding, unexercised options. The result will be a greater number of outstanding, unexercised options. Calculations Using Formula For illustrative purposes only

Example - No change in intrinsic value of employee stock options For illustrative purposes only

Additional Information and Where to Find It In connection with the proposed transaction, Ameritrade filed a preliminary proxy statement concerning the transaction with the Securities and Exchange Commission ("SEC") on September 12, 2005. Ameritrade will also file a definitive proxy statement and relevant documents with the SEC in connection with the proposed transaction. SECURITY HOLDERS OF AMERITRADE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the definitive proxy statement and other documents when they become available by contacting Investor Relations at www.amtd.com, or by mail at Ameritrade Investor Relations, 4211 S. 102 Street, Omaha, NE 68127, or by Telephone: 800-237-8692. In addition, documents filed with the SEC by Ameritrade are available free of charge at the SEC's web site at www.sec.gov. Ameritrade Holding Corporation, The Toronto-Dominion Bank, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Ameritrade in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction is included in the preliminary proxy statement of Ameritrade described above. This document is available free of charge at the SEC's web site at www.sec.gov and from Investor Relations at Ameritrade as described above. Information regarding The Toronto-Dominion Bank's directors and executive officers is available in its Annual Report on Form 40-F for the year ended October 31, 2004, which was filed with the SEC on December 13, 2004, and in its notice of annual meeting and proxy circular for its 2005 annual meeting, which was filed with the SEC on February 17, 2005. These documents are available free of charge at the SEC's web site at www.sec.gov.